                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                            ONYX SOFTWARE CORPORATION

Originally adopted on: March 9, 1994
Amended and restated on November 24, 1998,
December 8, 1998, May 31, 2000, April 6, 2001,
January 30, 2004 and July 23,2004


Amendments are listed on page i

                                   AMENDMENTS

SECTION            EFFECT OF AMENDMENT                       DATE OF AMENDMENT
-------            -------------------                       -----------------
2.2          Change percent required from 10% to 25% to    December 8, 1998
             call special shareholder meetings
2.5          To implement changes to SEC shareholder       December 8, 1998
             proposal rules
3.2          To change from a range of 1 to 11 directors   March 3, 2000 (effective May 31,
             to set number of Directors at 6               2000)
3.2          To change to range of 5 to 9 directors        April 6, 2001
2.6          Amend language regarding director             January 30, 2004
             nominations
All          Restated in its entirety to add "Lead         July 23, 2004
             Director" provisions

AMENDED AND RESTATED BYLAWS

                                    CONTENTS

SECTION 1.OFFICES........................................................      1

SECTION 2.SHAREHOLDERS...................................................      1

         2.1 Annual Meeting..............................................      1

         2.2 Special Meetings............................................      1

         2.3 Meetings by Communications Equipment........................      1

         2.4 Date, Time and Place of Meeting.............................      1

         2.5 Notice of Meeting...........................................      2

         2.6 Business for Shareholders' Meetings.........................      2

                  2.6.1 Business at Annual Meetings......................      2

                  2.6.2 Business at Special Meetings.....................      2

                  2.6.3 Notice to Corporation............................      3

                  2.6.4 Exclusion of Proposals and Nominees..............      3

         2.7 Waiver of Notice............................................      4

         2.8 Fixing of Record Date for Determining Shareholders..........      4

         2.9 Voting Record...............................................      4

         2.10 Quorum.....................................................      4

         2.11 Manner of Acting...........................................      5

         2.12 Proxies....................................................      5

         2.13 Voting of Shares...........................................      5

         2.14 Voting for Directors.......................................      5

         2.15 Action by Shareholders Without a Meeting...................      5

SECTION 3.BOARD OF DIRECTORS.............................................      6

         3.1 General Powers..............................................      6

         3.2 Number and Tenure...........................................      6

         3.3 Annual and Regular Meetings.................................      6

         3.4 Lead Director...............................................      6

         3.5 Special Meetings............................................      7

         3.6 Meetings by Communications Equipment........................      7

         3.7 Notice of Special Meetings..................................      7

                  3.7.1 Personal Delivery................................      7

AMENDED AND RESTATED BYLAWS

                  3.7.2 Delivery by Mail...................................    7

                  3.7.3 Delivery by Private Carrier........................    7

                  3.7.4 Facsimile Notice...................................    8

                  3.7.5 Delivery by Telegraph..............................    8

                  3.7.6 Oral Notice........................................    8

         3.8 Waiver of Notice..............................................    8

                  3.8.1 In Writing.........................................    8

                  3.8.2 By Attendance......................................    8

         3.9 Quorum........................................................    8

         3.10 Manner of Acting.............................................    9

         3.11 Presumption of Assent........................................    9

         3.12 Action by Board or Committees Without a Meeting..............    9

         3.13 Resignation..................................................    9

         3.14 Removal......................................................    9

         3.15 Vacancies....................................................   10

         3.16 Executive and Other Committees...............................   10

                  3.16.1 Creation of Committees............................   10

                  3.16.2 Authority of Committees...........................   10

                  3.16.3 Minutes of Meetings...............................   10

                  3.16.4 Removal...........................................   11

         3.17 Compensation.................................................   11

SECTION 4.OFFICERS.........................................................   11

         4.1 Appointment and Term..........................................   11

         4.2 Resignation...................................................   11

         4.3 Removal.......................................................   11

         4.4 Contract Rights of Officers...................................   11

         4.5 Chairman of the Board.........................................   12

         4.6 President.....................................................   12

         4.7 Vice President................................................   12

         4.8 Secretary.....................................................   12

         4.9 Treasurer.....................................................   12

AMENDED AND RESTATED BYLAWS

         4.10 Salaries.....................................................   13

SECTION 5.CONTRACTS, LOANS, CHECKS AND DEPOSITS............................   13

         5.1 Contracts.....................................................   13

         5.2 Loans to the Corporation......................................   13

         5.3 Checks, Drafts, Etc...........................................   13

         5.4 Deposits......................................................   13

SECTION 6.CERTIFICATES FOR SHARES AND THEIR TRANSFER.......................   13

         6.1 Issuance of Shares............................................   13

         6.2 Certificates for Shares.......................................   13

         6.3 Stock Records.................................................   14

         6.4 Restriction on Transfer.......................................   14

         6.5 Transfer of Shares............................................   14

         6.6 Lost or Destroyed Certificates................................   15

SECTION 7.BOOKS AND RECORDS................................................   15

SECTION 8.ACCOUNTING YEAR..................................................   16

SECTION 9.SEAL.............................................................   16

SECTION 10.INDEMNIFICATION.................................................   16

         10.1 Right to Indemnification.....................................   16

         10.2 Restrictions on Indemnification..............................   16

         10.3 Advancement of Expenses......................................   17

         10.4 Right of Indemnitee to Bring Suit............................   17

         10.5 Procedures Exclusive.........................................   17

         10.6 Nonexclusivity of Rights.....................................   17

         10.7 Insurance, Contracts and Funding.............................   18

         10.8 Indemnification of Employees and Agents of the Corporation...   18

         10.9 Persons Serving Other Entities...............................   18

SECTION 11.AMENDMENTS......................................................   18

AMENDED AND RESTATED BYLAWS

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            ONYX SOFTWARE CORPORATION

                               SECTION 1. OFFICES

      The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("BOARD") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

                             SECTION 2. SHAREHOLDERS

2.1   ANNUAL MEETING

      The annual meeting of the shareholders shall be held on the second Tuesday in the month of March in each year at 9:00 a.m., or at such other date or time as may be determined by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.

2.2   SPECIAL MEETINGS

      The Chairman of the Board, the Lead Director, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

2.3   MEETINGS BY COMMUNICATIONS EQUIPMENT

      Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4   DATE, TIME AND PLACE OF MEETING

      Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

AMENDED AND RESTATED BYLAWS

2.5   NOTICE OF MEETING

      Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the Lead Director, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

      Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the Lead Director, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it is effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication is effective five days after first publication.

2.6   BUSINESS FOR SHAREHOLDERS' MEETINGS

      2.6.1 BUSINESS AT ANNUAL MEETINGS

      In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board and other business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 2.6.3 hereof, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting.

2.6.2 BUSINESS AT SPECIAL MEETINGS

      At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.2 hereof, shall come before such meeting. Nominations for persons for election to the Board may be made at a special meeting at which

AMENDED AND RESTATED BYLAWS
directors are to be elected pursuant to the notice of such special meeting (i) by or at the direction of the Board or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in Section 2.5 hereof, who shall be entitled to vote at the meeting and who delivers written notice thereof, in accordance with subsection 2.6.3 hereof, which notice is received by the Secretary not fewer than 90 nor more than 120 days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made.

2.6.3 NOTICE TO CORPORATION

      Any written notice required to be delivered by a shareholder to the corporation pursuant to section 2.2, section 2.4, subsection 2.6.1 or subsection
2.6.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's principal executive offices. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting (other than a nomination of a person for election to the Board), a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. In addition, if such shareholder notice relates to a nomination of a person for election to the Board, such notice shall also set forth as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition to the procedures set forth in this subsection 2.6.3, shareholders desiring to include a proposal in the corporation's proxy statement must also comply with the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.6.4 EXCLUSION OF PROPOSALS AND NOMINEES

      No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this section and no business shall be conducted at any annual meeting of shareholders except in accordance with this section. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (a) a nomination was not made in accordance with the procedures set forth herein or (b) business was not

AMENDED AND RESTATED BYLAWS
properly brought before the meeting in accordance with the provisions set forth herein and, if, in either case, it is so determined, any such nomination shall be disregarded and any such business shall not be transacted.

2.7   WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be the equivalent of the giving of such notice. Further, notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.8   FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS

      For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.9   VOTING RECORD

      At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent or attorney.

2.10  QUORUM

      A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by

AMENDED AND RESTATED BYLAWS
proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11  MANNER OF ACTING

      If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.12  PROXIES

      A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.13  VOTING OF SHARES

      Except as provided in the Articles of Incorporation or in Section 2.14, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.14  VOTING FOR DIRECTORS

      Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or (unless otherwise provided in the Articles of Incorporation), each such shareholder may cumulate such shareholder's votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder's shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

AMENDED AND RESTATED BYLAWS

2.15  ACTION BY SHAREHOLDERS WITHOUT A MEETING

      Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting by unanimous consent if one or more written consents setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the matter. Unless the consent specifies a later effective date, actions taken by written consent of the shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                          SECTION 3. BOARD OF DIRECTORS

3.1   GENERAL POWERS

      All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2   NUMBER AND TENURE

      The Board shall be composed of not less than five nor more than nine Directors, the specific number to be set by resolution of the Board, provided, however, that the Board may be less than five until vacancies are filled. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the state of Washington and need not meet any other qualifications.

3.3   ANNUAL AND REGULAR MEETINGS

      An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4   LEAD DIRECTOR

      If at any time the Chairman of the Board shall be an executive officer or former executive officer of the corporation, or for any other reason shall not satisfy the qualifications for director independence established by the Board, a Lead Director may be selected by a majority of the Directors. The Lead Director shall perform such duties as may from time to time be assigned to the Lead Director by the Board.

AMENDED AND RESTATED BYLAWS

      The first Lead Director so selected shall serve for an initial term ending on the earliest of the next ensuing annual meeting of shareholders of the corporation, the election and qualification of such Lead Director's successor or his or her earlier death, resignation or removal from office. Upon the expiration of such initial term and upon the expiration of each subsequent term thereafter, the Board shall select a Lead Director to serve a term ending on the earliest of the third ensuing annual meeting of shareholders of the corporation, the election and qualification of such Lead Director's successor or his or her earlier death, resignation or removal from office.

3.5   SPECIAL MEETINGS

      Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the Lead Director, the President, the Secretary or, in the case of special Board meetings, any Director and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.6   MEETINGS BY COMMUNICATIONS EQUIPMENT

      Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.7   NOTICE OF SPECIAL MEETINGS

         Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

      3.7.1 PERSONAL DELIVERY

      If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

      3.7.2 DELIVERY BY MAIL

      If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

      3.7.3 DELIVERY BY PRIVATE CARRIER

      If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

AMENDED AND RESTATED BYLAWS

      3.7.4 FACSIMILE NOTICE

      If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

      3.7.5 DELIVERY BY TELEGRAPH

      If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

      3.7.6 ORAL NOTICE

      If notice is delivered orally, by telephone, in person or by wire or wireless equipment that does not transmit a facsimile of the notice, the notice shall be communicated to the Director at least two days before the meeting.

3.8   WAIVER OF NOTICE

      3.8.1 IN WRITING

      Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

      3.8.2 BY ATTENDANCE

      A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.9   QUORUM

      A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but,

AMENDED AND RESTATED BYLAWS
if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.10  MANNER OF ACTING

      If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.11  PRESUMPTION OF ASSENT

      A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.12  ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

      Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13  RESIGNATION

      Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee or written notice to the Chairman of the Board, the Lead Director, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14  REMOVAL

      At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to

AMENDED AND RESTATED BYLAWS
elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.15  VACANCIES

      Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.16  EXECUTIVE AND OTHER COMMITTEES

      3.16.1 CREATION OF COMMITTEES

      The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

      3.16.2 AUTHORITY OF COMMITTEES

      Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

      3.16.3 MINUTES OF MEETINGS

      All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

AMENDED AND RESTATED BYLAWS

      3.16.4 REMOVAL

      The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.17  COMPENSATION

      By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                               SECTION 4. OFFICERS

4.1   APPOINTMENT AND TERM

      The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "EXECUTIVE OFFICER" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2   RESIGNATION

      Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3   REMOVAL

      Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4   CONTRACT RIGHTS OF OFFICERS

      The appointment of an officer does not itself create contract rights.

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4.5   CHAIRMAN OF THE BOARD

      If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless the Lead Director or another officer is appointed or designated by the Board as Chairman of such meetings.

4.6   PRESIDENT

      If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board or a Lead Director, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7   VICE PRESIDENT

      In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8   SECRETARY

      If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9   TREASURER

      If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

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4.10  SALARIES

      The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1   CONTRACTS

      The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2   LOANS TO THE CORPORATION

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3   CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4   DEPOSITS

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

              SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1   ISSUANCE OF SHARES

      No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2   CERTIFICATES FOR SHARES

      Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any

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restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3   STOCK RECORDS

      The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4   RESTRICTION ON TRANSFER

      Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

6.5   TRANSFER OF SHARES

      The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the

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corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6   LOST OR DESTROYED CERTIFICATES

      In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

                          SECTION 7. BOOKS AND RECORDS

      The corporation shall:

      (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

      (b)   Maintain appropriate accounting records.

      (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

      (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      (e)   Keep a copy of the following records at its principal office:

            1. the Articles of Incorporation and all amendments thereto as currently in effect;

            2. these Bylaws and all amendments thereto as currently in effect;

            3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

            4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

            5. all written communications to shareholders generally within the past three years;

            6. a list of the names and business addresses of the current Directors and officers; and

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            7. the most recent annual report delivered to the Washington Secretary of State.

                           SECTION 8. ACCOUNTING YEAR

      The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                 SECTION 9. SEAL

      The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                           SECTION 10. INDEMNIFICATION

10.1  RIGHT TO INDEMNIFICATION

      Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "PROCEEDING"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "INDEMNITEE"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2  RESTRICTIONS ON INDEMNIFICATION

      No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the

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Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3  ADVANCEMENT OF EXPENSES

      The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4  RIGHT OF INDEMNITEE TO BRING SUIT

      If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5  PROCEDURES EXCLUSIVE

      Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6  NONEXCLUSIVITY OF RIGHTS

      Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

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10.7  INSURANCE, CONTRACTS AND FUNDING

      The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

      In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9  PERSONS SERVING OTHER ENTITIES

      Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

                             SECTION 11. AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

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      These Amended and Restated Bylaws were approved by the Board of Directors on July 23, 2004.

                                                 /s/ PAUL B. DAUBER
                                                 ------------------------------
                                                 Paul B. Dauber, Secretary

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